PROMISSORY NOTE

$25,575.00                                                     September 1, 2001

         For valuable consideration, the sufficiency and receipt of which are hereby acknowledged, NEBO PRODUCTS, INC., a Utah corporation having a mailing address at 12382 Gateway Parkplace #300, Draper, Utah 84020 (the "Maker") hereby promises to pay to the order of David W. Meyers, IRA (the "Payee"), having a mailing address at 11027 South State Street, Sandy, UT 84070, or, at the Payee's option, at such other place as may be designated in writing from time to time to the Maker by the Payee, the sum of Twenty Five Thousand Five Hundred Seventy Five Dollars AND 00 Cents ($25,575.00), together with interest thereon as hereinafter provided, in lawful money of the United States.

         Payments of principal and interest (at the annual rate of 12%) will be made hereunder as follows:

1. Five Hundred Eleven Dollars and 50 Cents ($511.50) on the 1st day of every month starting September 1, 2001, and ending August 1, 2003;

2. Eighteen Thousand Six Hundred Seventy Six Dollars and 54 Cents on or before August 31, 2003.

         The Maker may prepay all or any portion of the principal balance of the Note at any time, and from time to time, without penalty. Any prepayment shall not alter any regularly scheduled payment. All payments made under this Note shall be applied first toward the reduction of accrued and unpaid interest and then toward the reduction of the unpaid principal hereof.

         The Maker shall be in default under this Note if the Maker shall fail to make payment due hereunder when the same shall be due and payable. The Maker also shall be in default under this Note if the Maker shall (a) file a petition seeking to be adjudged bankrupt, (b) make a general assignment for the benefit of creditors, (c) suffer the appointment of a receiver, (d) fail to satisfy or perform, at the time and in the manner required, any obligation provided to be satisfied or performed under this Note, or (e) becomes insolvent, and any such occurrence of default shall not be cured within thirty (30) days after notice thereof in writing from the Payee to the Maker.

         Upon default hereunder, the unpaid principal balance and accrued interest on this Note, at the option of the Payee, shall become immediately due and payable, without presentment, demand, protest, or any further notice of any kind, all of which are hereby expressly waived, anything contained herein to the contrary notwithstanding. Upon default the interest rate under this note will be at 24% from the date of the note and will be adjusted retroactively. Any check returned unpaid hereunder will incur a charge of $20.00.

         Upon default hereunder, the Maker immediately shall pay the Payee, on demand, any and all expenses reasonably incurred in relation hereto (regardless of the particular nature thereof), including reasonable attorneys' fees incurred or paid by the Payee in protecting or enforcing its rights hereunder. Upon default hereunder, at the option of the Payee, the Payee will, in addition to the remedies set forth herein, be entitled to exercise all legal and equitable remedies available to the holder of a full recourse obligation, including seeking payment from all of the assets of the Maker. No agreement has been made, or will be made, which limits the Payee's right to proceed for payment against any or all of the Maker's assets.

         This Note may be extended from time to time with the written consent of the Payee, without in any manner affecting the liability of the Maker. Any consent of the Payee hereunder (written or otherwise), acceptance of any payment due and payable under this Note other than in accordance with the terms and conditions hereof, or any failure of the Payee to exercise any rights under this Note or to specifically enforce the terms and conditions hereof shall not be deemed or constitute a waiver of any rights or remedies to which the Payee is entitled to under this Note or otherwise.

         If any covenant or other term or condition of this Note is invalid, illegal, or incapable of being enforced, by reason of any rule of law or public policy, all other covenants and provisions of the Note shall nevertheless remain in full force and effect, and no covenant or provision shall be deemed dependent upon any other covenant or provision.

         This Note supercedes any and all previous notes of the Payee and has been executed as of the date first above written in conformity with, and shall be construed under and governed by, the laws of the State of Utah.

         DATED as of the date first written above.

         MAKER:                         NEBO PRODUCTS, INC.



By________________________________      By________________________________
Its: _____________________________      Its:       CEO
Address:__________________________      Address: 12382 Gateway Parkplace #300
__________________________________               Draper, UT 84020
Phone: ___________________________      Phone:   (801) 495-2150
                                        Fax:     (801) 495-2151

                              David W. Meyers, IRA
                                    09/01/01


    Interest Rate          12%
      Principal         $ 25,575.00
   Balloon Payment      $ 18,676.54
   Monthly payment      $    511.50

                                                                                                 Monthly          Loan
       Periods            Month         Principal                    Interest                    Payment        Balance
--------------------------------------------------------------------------------------------------------------------------
                                                                                                              $ 25,575.00
          1              1-Oct-01        $ 255.75                    $ 255.75                    $ 511.50     $ 25,319.25
          2              1-Nov-01        $ 258.31                    $ 253.19                    $ 511.50     $ 25,060.94
          3              1-Dec-01        $ 260.89                    $ 250.61                    $ 511.50     $ 24,800.05
          4              1-Jan-02        $ 263.50                    $ 248.00                    $ 511.50     $ 24,536.55
          5              1-Feb-02        $ 266.13                    $ 245.37                    $ 511.50     $ 24,270.42
          6              1-Mar-02        $ 268.80                    $ 242.70                    $ 511.50     $ 24,001.62
          7              1-Apr-02        $ 271.48                    $ 240.02                    $ 511.50     $ 23,730.14
          8              1-May-02        $ 274.20                    $ 237.30                    $ 511.50     $ 23,455.94
          9              1-Jun-02        $ 276.94                    $ 234.56                    $ 511.50     $ 23,179.00
         10              1-Jul-02        $ 279.71                    $ 231.79                    $ 511.50     $ 22,899.29
         11              1-Aug-02        $ 282.51                    $ 228.99                    $ 511.50     $ 22,616.78
         12              1-Sep-02        $ 285.33                    $ 226.17                    $ 511.50     $ 22,331.45
         13              1-Oct-02        $ 288.19                    $ 223.31                    $ 511.50     $ 22,043.26
         14              1-Nov-02        $ 291.07                    $ 220.43                    $ 511.50     $ 21,752.20
         15              1-Dec-02        $ 293.98                    $ 217.52                    $ 511.50     $ 21,458.22
         16              1-Jan-03        $ 296.92                    $ 214.58                    $ 511.50     $ 21,161.30
         17              1-Feb-03        $ 299.89                    $ 211.61                    $ 511.50     $ 20,861.41
         18              1-Mar-03        $ 302.89                    $ 208.61                    $ 511.50     $ 20,558.53
         19              1-Apr-03        $ 305.91                    $ 205.59                    $ 511.50     $ 20,252.61
         20              1-May-03        $ 308.97                    $ 202.53                    $ 511.50     $ 19,943.64
         21              1-Jun-03        $ 312.06                    $ 199.44                    $ 511.50     $ 19,631.58
         22              1-Jul-03        $ 315.18                    $ 196.32                    $ 511.50     $ 19,316.39
         23              1-Aug-03        $ 318.34                    $ 193.16                    $ 511.50     $ 18,998.06
         24              1-Sep-03        $ 321.52                    $ 189.98                    $ 511.50     $ 18,676.54
                                     ----------------------------------------------------------
Totals                                  $ 6,898.46                  $ 5,377.54
                                     ==========================================================